As filed with the Securities and Exchange Commission on August 12, 1996
                                               Registration No. 333-
 -----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                     Griffin Gaming & Entertainment, Inc.
                    (Formerly: Resorts International, Inc.)
 -----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                              59-0763055
 -----------------------------------------------------------------------------
   (State or other jurisdiction of         (IRS Employer Identification
   incorporation or organization)                    Number)

                1133 Boardwalk, Atlantic City, New Jersey 08401
 -----------------------------------------------------------------------------
          (Address of Principal Executive Offices including Zip Code)

        Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan and Resorts International, Inc. Senior Management Stock Option Plan
 -----------------------------------------------------------------------------
                             (Full title of plans)

                              Matthew B. Kearney
                      Executive Vice President - Finance
                     Griffin Gaming & Entertainment, Inc.
                                1133 Boardwalk
                            Atlantic City, NJ 08401
                                (609) 344-6000
 -----------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  Copies to:

                           Peter E. Panarites, Esq.
                        Freedman, Levy, Kroll & Simonds
                   1050 Connecticut Avenue, N.W. (Suite 825)
                            Washington, D.C. 20036

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus that relates to this filing also relates to Registration Statement No. 33-58833.

                        CALCULATION OF REGISTRATION FEE


 Title of       Amount                         Proposed Maximum
 Securities      to be     Proposed Maximum      Aggregate       Amount of
   to be      registered    Offering Price     Offering Price   Registration
Registered        (1)        Per Share (2)           (2)            Fee(3)
 -----------------------------------------------------------------------------
Common Stock,  500,000      $11.6875           $5,843,750      $2,015.09
$.01 par value  shares
 -----------------------------------------------------------------------------

(1) Plus an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the American Stock Exchange on August 8, 1996 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933.

(3) Of the 750,762 shares (giving effect to a one-for-five reverse split effected June 30, 1995) registered under Registration Statement No. 33-58833, 740,362 shares, for which a filing fee of $3,789.57 was previously paid, are being carried forward.

                                    PART I

                      INFORMATION REQUIRED IN PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by Griffin Gaming & Entertainment, Inc. (the "Company") (SEC File No. 1-4748) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference and deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1995.

     3. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-1 in File No. 33-53371, as filed on April 29, 1994 under the Securities Act of 1933 (the "Securities Act").

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents; PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be deemed incorporated by reference in this Registration Statement and shall not be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides a Delaware corporation with broad powers to indemnify its officers and directors in certain circumstances. Additionally, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions or (iv) for any transactions from which the director derived an improper personal benefit.

     As permitted under the DGCL, Article V of the Company's Amended and Restated Certificate of Incorporation provides that:

     A. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the Effective Date (as defined in Article IX hereof) to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     B. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.

     C. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     D. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article V, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections A and B of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     E. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections A and B of this Article V (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by a majority of the members of the Board of Directors who were not parties to such action, suit or proceeding even if less than a quorum, or (ii) if such a majority of the disinterested members of the Board of Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections A and B of this Article V.

     F. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections A and B of this Article V in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; PROVIDED, HOWEVER, that the payment of such costs, charges and expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article V. Such costs, charges and expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Board of Directors deems appropriate. The majority of the Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     G. PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections B, C and D, or advance of costs, charges and expenses (including attorneys' fees) under Section F of this Article V, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct set forth in Sections B or C of this Article V, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections B or C of this Article V, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     H. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this
Article V is in effect. Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article V shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

     I. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V, PROVIDED, HOWEVER, that such insurance is available on reasonable and acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

     J. SAVINGS CLAUSE. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation, and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fine and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

     K.  SUBSEQUENT  AMENDMENT.  No amendment,  modification or repeal of this
Article V shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, modification or repeal.

     L. SUBSEQUENT LEGISLATION. If the General Corporation Law of the State of Delaware is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

Exhibit
Number         Description

4(a) Resorts International, Inc. Senior Management Stock Option Plan. (Incorporated herein by reference to Exhibit 8.5 to Exhibit 35 to the Company's Form 8

               Amendment No. 1 to the Form 8-K Current Report dated August 30, 1990; File No. 1-4748.)

4(b) Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan (as amended on May 10, 1996). (Incorporated herein by reference to Exhibit (4) to the Company's Form 10-Q Quarterly Report for the quarter ended June 30, 1996; File No. 1-4748.)

4(c)           Restated   Certificate   of   Incorporation   of  the  Company.
               (Incorporated herein by reference to Exhibit (3)(a) to the Company's Form 10-Q Quarterly Report for the quarter ended June 30, 1996; File No. 1-4748.)

4(d) Amended and Restated By-Laws of the Company. (Incorporated herein by reference to Exhibit (3)(b) to the Company's Form 10-Q Quarterly Report for the quarter ended June 30, 1996; File No. 1-4748.)

5 Legal opinion, dated August 12, 1996, of Freedman, Levy, Kroll & Simonds as to the legality of shares offered.

23(a)          Consent of Ernst & Young LLP.

23(b)          Consent  of  Freedman,  Levy,  Kroll &  Simonds.  (Included  in
               Exhibit 5 hereto.)

24             Power  of  Attorney.   (Included  on  signature  page  of  this
               Registration Statement.)

Item 9.   UNDERTAKINGS.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section

15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey on this 12th day of August, 1996.

                            GRIFFIN GAMING & ENTERTAINMENT, INC.


                            By: /s/ Matthew B. Kearney
                            --------------------------
                            Matthew B. Kearney
                            Executive Vice President-Finance


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS E. GALLAGHER and MATTHEW B. KEARNEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                 Title                    Date
       ---------                 -----                    ----
   /s/Merv Griffin           Chairman of the Board       August 12, 1996
   ----------------           and Director
   Merv Griffin



   -------------------       Director
   William J. Fallon



   /s/Thomas E. Gallagher    President and Director      August 12, 1996
   ----------------------     (Principal Executive
   Thomas E. Gallagher         Officer)

                                      11



   /s/Jay M. Green           Director                    August 12, 1996
   ---------------
   Jay M. Green



   /s/Charles Masson         Director                    August 12, 1996
   -----------------
   Charles Masson



   -------------------       Director
   Vincent J. Naimoli



   /s/Matthew B. Kearney     Executive Vice President-   August 12, 1996
   ---------------------      Finance (Principal
   Matthew B. Kearney         Financial Officer)



   /s/ David G. Bowden       Vice President-Controller   August 12, 1996
   --------------------      (Principal Accounting
   David G. Bowden            Officer)

                                 EXHIBIT INDEX

Exhibit
Number         Description

4(a) Resorts International, Inc. Senior Management Stock Option Plan. (Incorporated herein by reference to Exhibit 8.5 to Exhibit 35 to the Company's Form 8 Amendment No. 1 to the Form 8-K Current Report dated August 30, 1990; File No. 1-4748.)

4(b) Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan (as amended on May 10, 1996). (Incorporated herein by reference to Exhibit (4) to the Company's Form 10-Q Quarterly Report for the quarter ended June 30, 1996; File No. 1-4748.)

4(c)           Restated   Certificate   of   Incorporation   of  the  Company.
               (Incorporated herein by reference to Exhibit (3)(a) to the Company's Form 10-Q Quarterly Report for the quarter ended June 30, 1996; File No. 1-4748.)

4(d) Amended and Restated By-Laws of the Company. (Incorporated herein by reference to Exhibit (3)(b) to the Company's Form 10-Q Quarterly Report for the quarter ended June 30, 1996; File No. 1-4748.)

5 Legal opinion, dated August 12, 1996, of Freedman, Levy, Kroll & Simonds as to the legality of shares offered.

23(a)          Consent of Ernst & Young LLP.

23(b)          Consent  of  Freedman,  Levy,  Kroll &  Simonds.  (Included  in
               Exhibit 5 hereto.)

24             Power  of  Attorney.   (Included  on  signature  page  of  this
               Registration Statement.)

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